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                             DELOITTE & TOUCHE LLP
                                 [LETTERHEAD]



                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of First Nationwide Holdings Inc. on Form S-1, of our report dated April 15, 1996, (relating to the consolidated financial statements of SFFed Corp. for the years ended
December 31, 1995, 1994 and 1993 and which expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of SFFed Corp.) appearing in the Prospectus, which is part of this Registration Statements.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

February 25, 1997